EXHIBIT 10.42

POORE BROTHERS, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is dated as of this      day of                          ,        (the “Grant Date”), by and between Poore Brothers, Inc., a Delaware corporation (the “Company”), and                                             (the “Optionee”).

W I T N E S S E T H:

WHEREAS, in recognition of the Optionee’s service as an officer of the Company and in order to provide a further incentive to the Optionee to assist the Company in the furtherance of its strategic objectives, the Board of Directors has deemed it appropriate to grant the Optionee an option to purchase shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”); and

WHEREAS, the parties deem it appropriate to memorialize the grant of such option.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1.             Grant of Option.  Subject to the terms and conditions of this Agreement (including any adjustments as contemplated by Paragraph 9 hereof), the Company hereby grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of the aggregate amount of                  shares of Common Stock (the “Optioned Shares”).  The Option is intended to constitute a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Option Price.  The price to be paid for the Optioned Shares shall be $           per share, subject to adjustment in the manner contemplated by Paragraph 9 hereof.

3.             Exercisability and Termination of Option.  Provided that the Optionee is an employee of the Company or any successor thereto at the time, the Option shall vest and become exercisable on:

                       as to                shares,

                       as to                shares, and

                       as to                shares.

Nothwithstanding the foregoing, all of the options granted to Optionee hereunder shall immediately, and without further action by any party vest upon the earlier of (i) the twenty first consecutive trading day that the closing best bid price for the Common Stock, as reported on the Nasdaq SmallCap Market (or on such other market or exchange on which the Common Stock shall then be listed), shall equal or exceed one hundred and sixty seven (167) percent of the Option Price per share (subject to adjustment in the manner contemplated by Paragraph 9 hereof), and (ii) the date on which a Change in Control of the Company shall have occurred.  For purposes hereof, a “Change in Control” shall have occurred if and when:

(i)            any person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciaries holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company (together, “Excluded Persons”)) is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii)           the following individuals cease, for any reason, to constitute a majority of the number of directors then serving on the Company’s Board of Directors: individuals who, on the Grant Date, constituted the

Board of Directors of the Company and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Exchange Act) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Grant Date or whose appointment, election or nomination for election was previously so approved; or

(iii)          the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or of such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates after the Grant Date pursuant to express authorization by the Board of Directors of the Company that refers to this exception) representing 25% or more of the Company’s then outstanding voting securities; or

(iv)          the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of which is owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

Whether or not theretofore exercisable, the Option shall terminate on the earlier of (i) the fifth anniversary of the date hereof, or (ii) the date one hundred and twenty (120) days (unless extended by action of the Board of Directors) after the Optionee ceases, for any reason, to be an employee of the Company (or any successor thereto); provided, however, that, in the event that the Optionee ceases to be an employee of the Company by virtue of his death or incapacity, the Optionee’s estate or legal representative may exercise the Option (but only to the extent exercisable at the time of the Optionee’s cessation of employment), until the earlier of (a) the fifth anniversary of the date hereof, and (b) the date six (6) months after such cessation of employment.

4.             Manner of Exercise and Payment.  Subject to the provisions of Paragraph 3 hereof, the Option may be exercised in full at any time or in part from time to time by delivery to the Secretary of the Company, at the Company’s principal office in Goodyear, Arizona, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised.  The notice of exercise must be accompanied by full payment of the option price for the shares being purchased:  (i) in cash or its equivalent; (ii) by tendering previously acquired shares of Common Stock (valued at their fair market value as of the date of exercise as determined in a manner provided by the Board of Directors of the Company); (iii) if approved by the Board of Directors, by tendering a promissory note of the Optionee; (iv) in such other form of consideration as may be acceptable to the Board of Directors and adequate under applicable law; or (v) by any combination of the means of payment set forth in subparagraphs (i) through (iv). No Optioned Shares shall be issued until full payment therefor has been made.

5.             Limits on Transferability of the Option.  Subject to the limitations of this Paragraph 5, the Option shall be transferable, in whole or in part, upon the surrender of the Option by the Optionee to the Company for one or more new options of like tenor representing, in the aggregate, the right to purchase the Optioned Shares, each of such new options to represent the right to purchase such number of Optioned Shares as shall be designated by the Optionee at the time of such surrender, subject to the terms and conditions of this Option.  This Option may only be transferred by will or by the laws of descent or distribution, or to any member of the Optionee’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act or to trusts, partnerships or other entities established solely for the benefit of members of the Optionee’s immediate family; provided, however, that (i) there may be no consideration for any such transfer, (ii) subsequent transfers of any portion of this Option must also be in compliance with this Paragraph 5 and (iii) promptly after making any such transfer, the Optionee shall provide to the Company a notice of transfer satisfactory to the Company.  In the event of such a permitted transfer of this Option, the transferee shall have all of the rights of the Optionee under this Option, as if the Optionee had retained this Option.  The terms of this Option shall be binding upon the permitted transferees, executors, administrators, heirs and successors of the Optionee.

6.             Piggyback Registration Rights.

(a)           If the Company determines to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed sale to the public by the Company of shares of the Common Stock (but excluding any registration on Form S-4 or Form S-8 or similar forms hereafter in effect), the Company shall:

(i)            give the Optionee notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price and the plan of distribution);

(ii)           use its best efforts to include in such registration (and any related qualification under blue sky laws), and in any underwriting involved therein, all of the shares of Common Stock issued or issuable upon the exercise of this Option specified in notice given to the Company by the Optionee and to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the shares of Common Stock requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Optionee that marketing considerations require a limitation in the number of shares of Common Stock offered pursuant to the registration statement, then, subject to the advice of said managing underwriter or underwriters as to the size and composition of the offering, such limitation shall be imposed upon and reduce the shares of Common Stock to be included in the registration statement pursuant to this Paragraph 6(a) and shall not reduce the shares of Common Stock to be sold to the public by the Company.

(b)           The Optionee agrees, if requested in writing by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in any registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the seven-day period prior to, and during the 120-day period following, the effective date of the registration statement for each underwritten offering made pursuant to such registration statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

This Paragraph 6(b) shall not apply to the Optionee if he is prevented by applicable statute or regulation from entering into any such agreement; provided that the Optionee shall undertake, in his request to participate in any such offering, not to effect any public sale or distribution of Common Stock commencing on the date of sale of such Common Stock unless he has provided 45 days’ prior written notice of such sale or distribution to the underwriter or underwriters.

(c)           In connection with the Company’s registration obligations pursuant to this Paragraph 6, the Company shall use all reasonable efforts to effect such registration to permit the sale of such shares of Common Stock in accordance with the intended method or methods of disposition thereof.

(d)           The Optionee shall furnish to the Company such information regarding the Optionee and the distribution of the shares of Common Stock issued or issuable pursuant to this Option as the Company may from time to time reasonably request in writing.

(e)           All expenses incident to the Company’s performance of or compliance with the registration provisions contained in this Paragraph 6 shall be borne by the Company (other than expenses of counsel to the Optionee and underwriters’ discounts or commissions), regardless of whether such registration statement becomes effective.

(f)            The Optionee agrees that he will execute such documents and other papers and take such further actions as the Company may reasonably request including, without limitation, agreements providing for cross-indemnification by the Optionee and the Company, in such form as is customarily used in a registration such as that contemplated by this Paragraph 6.

7.             Tax Withholding.  The Company may deduct and withhold, from any cash otherwise payable to the Optionee, such amount as may be required for the purpose of satisfying any obligation the Company may have to withhold Federal, state or local taxes.  Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company, upon its demand, or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

8.             Capital Adjustments Affecting the Common Stock; Merger.  In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, spin-off, split-up or distribution of assets to shareholders, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Common Stock subject to the Option and the per share price at which the Option becomes exercisable as provided in Paragraph 3 hereof shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares and the adjustment shall be limited accordingly.  The price of any shares under the Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of the Option.

In the event that a share exchange is effected or the Company is merged or consolidated with another entity and the shares of Common Stock are exchanged, pursuant to such transaction, into securities of the acquiring or surviving entity or its parent, then the Optionee shall elect either to (i) purchase the Option from the Optionee for cash in an amount equal to the net amount that the Optionee could have received upon the exercise of the Option and the sale of the Optioned Shares, or (ii) cause the Option to be assumed by such acquiring or surviving entity or its parent, with appropriate adjustments, consistent with the agreement and plan of share exchange, merger or consolidation, as to the exercise price and the number and kind of securities covered by the Option.

9.             Representation by the Optionee.  By execution of this Agreement, the Optionee represents to the Company that his acquisition of Optioned Shares upon exercise of the Option will be for investment purposes only, for his own account and not with a view to resell or otherwise distribute such shares.  The Optionee acknowledges that the issuance of Optioned Shares upon exercise of the Option will not be registered under the Securities Act or under any state securities laws, and that such shares cannot be resold or otherwise transferred unless registered under said Act and laws or unless an exemption from registration is available.  The Optionee further acknowledges that the certificate or certificate representing the Optioned Shares acquired upon exercise of the Option shall bear the following legend:

“The shares of common stock of Poore Brothers, Inc. represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and such shares may not be resold or otherwise transferred unless registered under said Act and laws or unless an exemption from registration is available.”

As a condition to the exercise of this Option, the Optionee will deliver to the Company such signed representations, warranties and agreements as may be necessary, in the opinion of counsel satisfactory to the Company, for compliance with applicable federal and state securities laws.

10.           Status of Optionee.  The Optionee shall have no rights as a shareholder with respect to Optioned Shares covered by the Option until the date of issuance of stock certificates to the Optionee and only after such shares are fully paid.  The Option shall not confer upon the Optionee the right to continue as an employee of the Company.

11.           Powers of the Company Not Affected.  Subject to the terms of this Agreement, the existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or any dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

12.           Interpretation by the Board of Directors.  This Agreement shall be interpreted by the Board of Directors in good faith.  Any dispute between the Optionee and the Company regarding any interpretation by the Board of the terms of this Agreement or any determination made by the Board pursuant to this Agreement shall be resolved by binding arbitration before a single arbitrator agreeable to each party.  If the parties cannot agree, then each shall select an arbitrator and the two arbitrators so selected shall agree on an arbitrator to resolve the dispute.

13.           Reserved Shares.  The Company has duly reserved for issuance a number of authorized but unissued shares adequate to fulfill its obligations under this Agreement.  During the term of this Agreement, the Company shall take such actions as may be necessary to maintain at all times an adequate number of shares reserved for issuance or treasury shares to fulfill its obligations hereunder.

14.           Requirements of Law.  The grant of the Option and the issuance of Optioned Shares pursuant to this Agreement are subject to all applicable laws, statutes, rules and regulations.

15.           Notice.  All notices or other communications desired to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if personally delivered, or on the third business day following mailing by United States first class mail, postage prepaid, and addressed as follows:

If to the Company:

Poore Brothers, Inc.

3500 S. La Cometa Drive

Goodyear, AZ  85338

If to the Optionee:

Or to such other address as either party shall give to the other in the manner set forth above.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

17.           Amendment.  This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties hereto.

18.           Severability.  The parties agree that, if any provision of this Agreement shall, under any circumstances, be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision or provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

19.           Entire Agreement.  This Agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided herein other than those set forth herein.

20.           Headings.  The headings for the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Optionee has hereunto affixed his hand and seal as of the day and year first written above.

POORE BROTHERS, INC.

By:

OPTIONEE

By: